Exhibit 99.1

Bar Harbor Bankshares Reports Fourth Quarter Results; Declares Dividend

BAR HARBOR, MAINE – January 20, 2022 - Bar Harbor Bankshares (NYSE American: BHB) reported fourth quarter 2021 net income of $9.8 million or $0.65 per diluted share, up from $8.6 million or $0.58 per diluted share in the same quarter of 2020.  Core earnings per share (non-GAAP) in the fourth quarter of 2021 was $0.68 compared to $0.62 per share for the same period of 2020.

FOURTH QUARTER HIGHLIGHTS (ratios compared to the fourth quarter 2020)

●	1.02% return on assets or 1.07% on a core basis (non-GAAP)
●	13% growth in core pre-tax, pre-provision net revenue, excluding Paycheck Protection Program (PPP) loans
●	13% annualized commercial loan growth, excluding PPP loans
●	13% annualized core deposit growth
●	0.27% non-performing asset ratio to total assets, compared to 0.33%

President and Chief Executive Officer, Curtis C. Simard stated, “Once again our team is proud to deliver strong results, reporting a 10% increase in core earnings per share in the fourth quarter 2021 over the prior year’s quarter.  Throughout 2021 we maintained an annualized core return on assets of over 1% and a core return on tangible common equity of over 13% in each quarter.  This level of performance reflects the progress toward our strategic objectives to reduce funding costs, increase fee-based revenues and grow commercial loans while maintaining exceptional credit quality.  We also grew tangible book value per share, which is up 2% from the prior quarter and 6% over the prior year.”

“Net interest margin (NIM) on a GAAP basis was 2.79% for the fourth quarter 2021 compared with 3.02% in the same quarter of 2020.  Excluding the effects of PPP fee acceleration, excess cash, and one-time items, our normalized NIM increased to 2.99% in 2021 from 2.94% in the fourth quarter of 2020, and is flat with the third quarter of 2021.  At year-end 2021, we had about $200 thousand of remaining PPP deferred fees which will be amortized to the margin in 2022 as we have worked closely with our customers to receive PPP loan forgiveness.  The stabilization and modest expansion in normalized NIM is due to the continued growth in low-interest bearing deposits in 2021 and several delever and security remix strategies that were executed during the past two years.  Our cost of interest-bearing liabilities has steadily dropped to 41 basis points from 77 basis points in the fourth quarter 2020.”

“In December 2021, we prepaid $70 million of FHLB borrowings and sold $19 million of securities to offset prepayment penalties, which were replaced with relatively short-lived securities with an average duration of approximately 4 years.  The net result of the transactions is expected to add five basis points to NIM and $0.02 to core earnings per share in the first quarter 2022.”

Mr. Simard continued, “Looking at yields in 2021, income from loans and securities have both been affected by acceleration of discounts and premiums due to prepayment activity.  Specifically, while our yield on commercial real estate loans was 3.40% for the fourth quarter 2021 excluding one-time adjustments, was 3.50% which is consistent with the third quarter 2021.  The quarterly contractual rates present a better look at repricing activity and reflect a more linear and flatter curve in the second half of 2021. As we think about 2022, we view this as a positive indicator along with our well-positioned, asset-sensitive balance sheet should the Federal Reserve Bank increase rates.”

“On the funding side, core deposits increased 13% during the quarter as new accounts were established from new relationships.  Wholesale funding has decreased to 4% of total funding, down from 18% at year-end 2020.  Core deposit reliance continues to expand, funding our growth with a much more stabilized cost if rates do go up.  At year-end 2021, $114 million of wholesale funding remains, which represent longer durations or have associated hedges.”

Mr. Simard further stated, “Wealth management and customer service fees increased 18% from the fourth quarter 2020, given a 13% increase in assets under management and our significant increase in core deposits.  Our Wealth Management division continues to deliver a strong performance from both a customer and shareholder perspective.  We continue to focus on profitability and fee-based revenue remains a priority. The growth seen during this past year has contributed to the expansion in our key performance metrics, while

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further enhancing the diversity and strength of our revenue streams.  Mortgage banking income in the fourth quarter 2021 benefited from our secondary market loan sales, which also accounts for the decrease in residential loans as we selectively moved production between on-balance sheet and held for sale.”

“Growth in commercial real estate loans for the quarter was driven largely by existing customers. These are proven operators and long-time customers of the Bank. Similarly, the growth in commercial and industrial loans of 11%, excluding PPP, came from existing customers and represented a variety of industries. As we look forward, the pipelines remain robust and we see the momentum continuing into the first quarter.”

“Credit metrics remained strong and stable in the fourth quarter.  The modest increase in provision in the fourth quarter is largely due to stabilizing economic forecasts along with slight increases to qualitative adjustments on certain loan categories, offset by $144 thousand of net recoveries for the quarter.  Non-performing loans continue to decline across all categories on a quarterly and year-over-year basis.  In the quarter, we also saw a noteworthy reduction of criticized loans, down to 3% from 4% at the end of the third quarter 2021.  All of these trends are positive and are expected to continue as we move into 2022 based on our credit disciplines.”

Mr. Simard concluded, “As we enter 2022, we continue to actively manage the balance sheet, investing excess liquidity diligently without compromising our credit or interest rate risk appetites. We are excited about this new year and feel we are well positioned regardless of the resulting economic environment.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.24 per share to shareholders of record at the close of business on February 17, 2022, payable on March 17, 2022. This dividend equates to a 3.32% annualized yield based on the $28.93 closing price of the Company’s common stock at the end of the fourth quarter of 2021.

FINANCIAL CONDITION

Total assets were $3.7 billion at the end of the fourth quarter 2021.  We executed a balance sheet delever and security remix strategy where $70.0 million of Federal Home Loan Bank advances were prepaid and $19.0 million of securities were sold and then replenished.

Loans were $2.5 billion at the end of the fourth quarter. Excluding PPP loans, commercial loans increased $49.2 million primarily due to five new loans totaling $70.4 million and two new participations totaling $44.3 million. PPP loan balances totaled $6.7 million at year-end 2021 and $53.8 million at the end of 2020.  Unearned deferred fees on PPP loans totaled $219 thousand at the end of the quarter and are expected to be mostly recognized in early 2022.  COVID loan modifications totaled $566 thousand, down from $4.7 million at the end of the third quarter 2021.  Total residential loans decreased $28.7 million from the end of the third quarter 2021, as the Company continued its strategy to sell the majority of residential loan originations in the secondary market.

The allowance for credit losses was $22.7 million for the fourth quarter, compared to $22.4 million at the end of the third quarter 2021. A steadying economic forecast and disciplined approach to credit quality resulted in an allowance to total loans coverage ratio of 0.90% compared to 0.89% at the end of the third quarter 2021.  The fourth quarter 2021 charged off loans resulted in a net recovery of $144 thousand, or 0.02% of the total loan portfolio compared to a net charge off of $193 thousand, or 0.03% of total loans in the third quarter 2021. Non-accruing loans for the fourth quarter 2021 decreased to $10.2 million from $12.2 million at the end of the third quarter 2021. The ratio of accruing past due loans to total loans was 0.32% of total loans at the end of the fourth quarter 2021 from 0.12% at the end of the third quarter 2021 and 0.58% at year-end 2020.  The increase in 30-day past due accounts for the quarter is attributable to the payment schedules of residential loans and timing due to the quarter ending on a 31 day month.

Total deposits were $3.0 billion at the end of the fourth quarter, an increase of $41.3 million from the third quarter 2021, due to continued core deposit growth. Core deposits grew $85.0 million, or 13% on an annualized basis, during the quarter as over 300 new customer accounts were opened.  As a result the loan to deposit ratio was 83% compared to 84% at the end of the third quarter 2021. Time deposits decreased $43.7 million during the quarter primarily due to $15.0 million of brokered certificates of deposit that matured in the fourth quarter. The remaining decrease is attributable to customers continuing to move funds to transactional accounts upon contractual maturity.

The Company’s book value per share was $28.27 at December 31, 2021, compared with $27.92 at the end of the third quarter 2021. Tangible book value per share (non-GAAP measure) was $19.86 at the end of the fourth quarter 2021, compared to $19.48 at the end of the third quarter 2021, an annualized growth rate of 8%.  Other comprehensive income included unrealized gains on securities totaling $2.0 million in the fourth quarter 2021 compared to $4.4 million at the end of the third quarter 2021.

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RESULTS OF OPERATIONS

Net income in the fourth quarter 2021 was $9.8 million, or $0.65 per share, compared to $8.6 million, or $0.58 per share, in the same quarter of 2020.  Net income improved on higher fee income and lower operating expenses.  PPP loan fees contributed $0.07 to earnings per share in the fourth quarter of 2021 and $0.18 in the same period of 2020.  Core earnings (non-GAAP) totaled $10.2 million or $0.68 per share, compared to $9.2 million, or $0.62 per share, in the same quarter of 2020.  Non-core items (non-GAAP) reduced net income by $472 thousand in the fourth quarter 2021 and $578 thousand in the same period of 2020.

Net interest margin was 2.79% compared to 3.02% in the same period of 2020. Acceleration of PPP loan fee amortization due to forgiveness contributed 10 basis points to NIM in the fourth quarter 2021 and 23 basis point in the same period of 2020.  Interest-bearing cash balances, held mostly at the Federal Reserve Bank, reduced NIM by 27 basis points in the fourth quarter 2021 and 16 basis points in the fourth quarter 2020.  The yield on earning assets totaled 3.10% compared to 3.65% in the fourth quarter 2020.  Excluding the impact of PPP and excess cash, the yield on earning assets totaled 3.30% and 3.61% for the same periods. The yield on loans was 3.58% in the fourth quarter 2021, 3.98% in the third quarter 2021 and 4.03% in the fourth quarter of 2020. Excluding PPP loans the yield on loans was 3.45% in the fourth quarter of 2021, 3.62% in the third quarter of 2021 and 3.77% in the fourth quarter 2020.  Costs of funds decreased to 0.41% from 0.77% in the fourth quarter 2020 due to lower deposit rates and reduced wholesale borrowings.

The provision for credit losses for the quarter was $126 thousand, compared to of $1.4 million in the fourth quarter of 2020.  The provision in the fourth quarter 2021 is attributable to steadying economic forecasts from the third quarter 2021, which overall is down from the provision that was booked under the incurred model in the prior year, considering COVID-19 effects.

Non-interest income in the fourth quarter 2021 was $11.2 million, compared to $14.7 million in the same quarter of 2020.  Customer service fees were $3.5 million in the fourth quarter compared to $2.9 million in the same period of 2020. The increase is due to over 300 new accounts that were opened during the quarter and a higher volume of customer activity and transactions. Wealth management income increased 16% over the same quarter of 2020 to $3.8 million with assets under management growing 13% to $2.54 billion compared to $2.25 billion in the same period of 2020.  The Company sold securities resulting in an $890 thousand gain as part of the aforementioned remix strategy.  Mortgage banking activities were $1.6 million, compared to $2.7 million in the same period of 2020. Additionally, bank-owned life insurance income increased $178 thousand due to mortality proceeds from a death claim.

Non-interest expense was $22.9 million in the fourth quarter 2021 from $27.8 million in the same quarter of 2020.  Salaries and benefits expense decreased to $11.8 million compared to $13.3 million in the same quarter of 2020, reflecting full-time equivalents of 423 compared to 531, respectively and favorable discount rates on the Company’s supplemental-retirement plans. The efficiency ratio benefited from controlled operating expenses in the fourth quarter and was 60.74% compared to 61.98% in the same period of 2020. Excluding the effects of PPP the efficiency ratio was 62.51% and 63.81% for the same respective periods.  Non-core expenses (non-GAAP) in the fourth quarter 2021 totaled $1.5 million and consisted of a $1.1 million prepayment penalty on debt extinguishment and a $515 thousand loss on the sale of premises and equipment as the Company continues to optimize its branch footprint. In the same quarter of 2020 non-core expenses (non-GAAP) totaled $4.7 million and included costs to consolidate our wealth management systems.

The effective tax rate for the quarter was 18%, down from 21% in the fourth quarter 2020.  The income tax provision in fourth 2021 includes a true-up of the statutory tax rate as more business was driven from the lower cost state of Maine.  Also with the filing of the tax returns in the quarter, $76 thousand of tax reserves were released, which is considered a one-time item.

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BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "FOURTH QUARTER HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequently filed Quarterly Reports on Form 10-Q. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2021	2021	2021	2021	2020
PER SHARE DATA
Net earnings, diluted	$0.65	$0.73	$0.60	$0.63	$0.58
Core earnings, diluted (1)	0.68	0.73	0.63	0.68	0.62
Total book value(6)	28.27	27.92	27.64	27.10	27.29
Tangible book value (1) (6)	19.86	19.48	19.17	18.61	18.77
Market price at period end	28.93	28.05	28.62	29.42	22.59
Dividends	0.24	0.24	0.24	0.22	0.22

PERFORMANCE RATIOS (2)
Return on assets	1.02%	1.16%	0.97%	1.03%	0.92%
Core return on assets (1)	1.07	1.16	1.01	1.11	0.98
Pre-tax, pre-provision return on assets	1.26	1.43	1.13	1.22	1.30
Core pre-tax, pre-provision return on assets (1)	1.33	1.43	1.18	1.32	1.38
Return on equity(6)	9.16	10.38	8.77	9.45	8.42
Core return on equity (1) (6)	9.60	10.39	9.14	10.14	8.99
Return on tangible equity(6)	13.30	15.08	12.91	14.01	12.52
Core return on tangible equity (1) (6)	13.93	15.09	13.45	15.01	13.33
Net interest margin, fully taxable equivalent (FTE) (1) (3)	2.79	3.02	2.74	2.88	3.02
Core net interest margin (1) (4)	2.69	2.75	2.67	2.78	2.79
Efficiency ratio (1)	60.74	59.18	63.45	61.95	61.98

FINANCIAL DATA (In millions)
Total assets(6)	$3,709	$3,738	$3,639	$3,730	$3,724
Total earning assets (5)	3,380	3,394	3,282	3,381	3,371
Total investments	626	556	636	641	599
Total loans	2,532	2,534	2,516	2,551	2,563
Allowance for credit losses	23	22	23	24	19
Total goodwill and intangible assets	126	126	127	127	127
Total deposits	3,049	3,007	2,822	2,912	2,906
Total shareholders' equity(6)	424	418	414	405	407
Net income	10	11	9	9	9
Core earnings (1)	10	11	9	10	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	—%	0.03%	0.01%	0.03%	0.03%
Allowance for credit losses/total loans	0.90	0.89	0.91	0.93	0.74
Loans/deposits	83	84	89	88	88
Shareholders' equity to total assets(6)	11.43	11.19	11.37	10.86	10.93
Tangible shareholders' equity to tangible assets(6)	8.32	8.08	8.17	7.72	7.78

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in table I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Core net interest margin excludes Paycheck Protection Program loans.
(5)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(6)	The first and second quarters of 2021 and the fourth quarter of 2020 have been revised for derivatives that were incorrectly presented as assets instead of liabilities and related equity effects net of tax.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2021	2021	2021	2021	2020
Assets
Cash and due from banks	$33,508	$39,081	$41,440	$39,039	$27,566
Interest-bearing deposits with other banks	216,881	302,118	132,278	184,473	198,441
Total cash and cash equivalents	250,389	341,199	173,718	223,512	226,007

Securities available for sale	618,276	545,327	621,849	626,403	585,046
Federal Home Loan Bank stock	7,384	10,192	14,145	14,826	14,036
Total securities	625,660	555,519	635,994	641,229	599,082

Loans held for sale	5,523	7,505	7,942	10,148	23,988

Total loans	2,531,910	2,534,154	2,515,560	2,551,064	2,562,885
Less: Allowance for credit losses	(22,718)	(22,448)	(22,815)	(23,653)	(19,082)
Net loans	2,509,192	2,511,706	2,492,745	2,527,411	2,543,803

Premises and equipment, net	49,382	50,070	51,119	52,253	52,458
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	6,733	6,966	7,198	7,431	7,670
Cash surrender value of bank-owned life insurance	79,020	79,380	78,886	78,388	77,870
Deferred tax asset, net(1)	5,547	5,811	4,902	5,761	3,047
Other assets(1)	58,310	60,712	67,064	64,479	70,873
Total assets(1)	$3,709,233	$3,738,345	$3,639,045	$3,730,089	$3,724,275

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$664,420	$664,395	$599,598	$586,487	$544,636
NOW deposits	940,631	888,021	802,681	761,817	738,849
Savings deposits	628,670	605,977	578,361	560,095	521,638
Money market deposits	389,291	379,651	371,075	365,507	402,731
Time deposits	425,532	469,221	470,758	638,436	698,361
Total deposits	3,048,544	3,007,265	2,822,473	2,912,342	2,906,215

Senior borrowings	118,400	190,267	279,991	292,210	276,062
Subordinated borrowings	60,124	60,083	60,042	60,003	59,961
Total borrowings	178,524	250,350	340,033	352,213	336,023

Other liabilities(1)	58,018	62,295	62,779	60,354	74,972
Total liabilities(1)	3,285,086	3,319,910	3,225,285	3,324,909	3,317,210

Total shareholders’ equity(1)	424,147	418,435	413,760	405,180	407,065
Total liabilities and shareholders' equity(1)	$3,709,233	$3,738,345	$3,639,045	$3,730,089	$3,724,275

Net shares outstanding	15,001	14,987	14,972	14,950	14,916

(1)	The first and second quarters of 2021 and the fourth quarter of 2020 have been revised for derivatives that were incorrectly presented as assets instead of liabilities and related equity effects net of tax.

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year to
(in thousands)	2021	2021	2021	2021	2020	End	Date
Commercial real estate	$1,210,580	$1,170,372	$1,135,857	$1,118,669	$1,084,381	14%	12%
Commercial and industrial	340,129	331,091	327,729	317,500	323,864	11	5
Paycheck Protection Program (PPP)	6,669	24,227	65,918	77,878	53,774	*	(88)
Total commercial loans	1,557,378	1,525,690	1,529,504	1,514,047	1,462,019	8	7
Total commercial loans, excluding PPP	1,550,709	1,501,463	1,463,586	1,436,169	1,408,245	13	10

Residential real estate	821,004	849,692	822,774	868,084	923,891	(14)	(11)
Consumer	98,949	100,933	103,589	106,835	113,544	(8)	(13)
Tax exempt and other	54,579	57,839	59,693	62,098	63,431	(23)	(14)
Total loans	$2,531,910	$2,534,154	$2,515,560	$2,551,064	$2,562,885	—%	(1)%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year to
(in thousands)	2021	2021	2021	2021	2020	End	Date
Demand	$664,420	$664,395	$599,598	$586,487	$544,636	—%	22%
NOW	940,631	888,021	802,681	761,817	738,849	24	27
Savings	628,670	605,977	578,361	560,095	521,638	15	21
Money market	389,291	379,651	371,075	365,507	402,731	10	(3)
Total non-maturity deposits	2,623,012	2,538,044	2,351,715	2,273,906	2,207,854	13	19
Total time deposits	425,532	469,221	470,758	638,436	698,361	(37)	(39)
Total deposits	$3,048,544	$3,007,265	$2,822,473	$2,912,342	$2,906,215	5%	5%

*Indicates ratios of 100% or greater.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Interest and dividend income
Loans	$22,746	$26,687	$95,236	$107,085
Securities and other	3,776	4,013	15,568	19,019
Total interest and dividend income	26,522	30,700	110,804	126,104
Interest expense
Deposits	1,434	3,606	8,543	18,043
Borrowings	1,273	1,732	6,688	8,881
Total interest expense	2,707	5,338	15,231	26,924
Net interest income	23,815	25,362	95,573	99,180
Provision for credit losses	126	1,360	(1,302)	5,625
Net interest income after provision for credit losses	23,689	24,002	96,875	93,555
Non-interest income
Trust and investment management fee income	3,844	3,318	15,179	13,378
Customer service fees	3,470	2,890	13,212	11,327
Gain on sales of securities, net	890	3,959	2,870	5,445
Mortgage banking income	1,563	2,654	6,536	6,884
Bank-owned life insurance income	669	482	2,179	2,007
Customer derivative income	173	1,086	1,010	2,503
Other income	549	334	1,275	1,412
Total non-interest income	11,158	14,723	42,261	42,956
Non-interest expense
Salaries and employee benefits	11,842	13,318	47,117	48,920
Occupancy and equipment	4,105	4,192	16,356	16,751
Loss (gain) on sales of premises and equipment, net	515	(122)	378	(32)
Outside services	431	571	1,943	1,985
Professional services	556	572	1,756	2,060
Communication	205	194	912	892
Marketing	378	415	1,541	1,385
Amortization of intangible assets	233	256	940	1,024
Loss on debt extinguishment	1,083	—	2,851	1,351
Acquisition, conversion and other expenses	(92)	4,849	1,667	5,801
Other expenses	3,665	3,571	15,047	14,723
Total non-interest expense	22,921	27,816	90,508	94,860
Income before income taxes	11,926	10,909	48,628	41,651
Income tax expense	2,160	2,269	9,329	8,407
Net income	$9,766	$8,640	$39,299	$33,244

Earnings per share:
Basic	$0.65	$0.58	$2.63	$2.18
Diluted	0.65	0.58	2.61	2.18

Weighted average shares outstanding:
Basic	14,993	14,909	14,961	15,246
Diluted	15,075	14,952	15,045	15,272

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except per share data)	2021	2021	2021	2021	2020
Interest and dividend income
Loans	$22,746	$25,094	$23,191	$24,205	$26,687
Securities and other	3,776	3,821	3,992	3,979	4,013
Total interest and dividend income	26,522	28,915	27,183	28,184	30,700
Interest expense
Deposits	1,434	1,555	2,603	2,951	3,606
Borrowings	1,273	1,778	1,826	1,811	1,732
Total interest expense	2,707	3,333	4,429	4,762	5,338
Net interest income	23,815	25,582	22,754	23,422	25,362
Provision for credit losses	126	(174)	(765)	(489)	1,360
Net interest income after provision for credit losses	23,689	25,756	23,519	23,911	24,002
Non-interest income
Trust and investment management fee income	3,844	3,868	3,801	3,666	3,318
Customer service fees	3,470	3,515	3,257	2,970	2,890
Gain on sales of securities, net	890	1,930	50	—	3,959
Mortgage banking income	1,563	850	1,553	2,570	2,654
Bank-owned life insurance income	669	494	498	518	482
Customer derivative income	173	341	86	410	1,086
Other income	549	352	260	114	334
Total non-interest income	11,158	11,350	9,505	10,248	14,723
Non-interest expense
Salaries and employee benefits	11,842	11,743	11,356	12,176	13,318
Occupancy and equipment	4,105	4,029	3,894	4,328	4,192
Loss (gain) on sales of premises and equipment, net	515	(146)	1	8	(122)
Outside services	431	547	533	432	571
Professional services	556	491	151	558	572
Communication	205	188	198	321	194
Marketing	378	339	534	290	415
Amortization of intangible assets	233	233	233	241	256
Loss on debt extinguishment	1,083	1,768	—	—	—
Acquisition, conversion and other expenses	(92)	318	552	889	4,849
Other expenses	3,665	3,862	4,272	3,248	3,571
Total non-interest expense	22,921	23,372	21,724	22,491	27,816
Income before income taxes	11,926	13,734	11,300	11,668	10,909
Income tax expense	2,160	2,706	2,275	2,188	2,269
Net income	$9,766	$11,028	$9,025	$9,480	$8,640

Earnings per share:
Basic	$0.65	$0.74	$0.60	$0.63	$0.58
Diluted	0.65	0.73	0.60	0.63	0.58

Weighted average shares outstanding:
Basic	14,993	14,983	14,965	14,934	14,909
Diluted	15,075	15,051	15,042	15,007	14,952

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2021	2021	2021	2021	2020
Earning assets
Interest-bearing deposits with other banks (1)	0.16%	0.15%	0.09%	0.09%	0.11%
Securities available for sale and FHLB stock	2.66	2.59	2.66	2.79	2.97
Loans:
Commercial real estate	3.40	3.53	3.54	3.68	3.74
Commercial and industrial	3.23	3.79	3.60	3.86	3.92
Paycheck protection program	26.25	23.28	5.56	8.12	11.56
Residential real estate	3.61	3.64	3.80	3.76	3.74
Consumer	3.49	3.78	3.44	3.56	3.65
Total loans	3.58	3.98	3.70	3.85	4.03
Total earning assets	3.10%	3.41%	3.26%	3.46%	3.65%

Funding liabilities
Deposits:
NOW	0.14%	0.13%	0.12%	0.14%	0.15%
Savings	0.08	0.08	0.10	0.13	0.13
Money market	0.12	0.12	0.12	0.14	0.14
Time deposits	0.77	0.88	1.37	1.44	1.64
Total interest-bearing deposits	0.24	0.27	0.45	0.51	0.61
Borrowings	2.17	2.11	2.12	2.16	1.83
Total interest-bearing liabilities	0.41%	0.50%	0.66%	0.72%	0.77%

Net interest spread	2.69	2.91	2.60	2.74	2.88
Net interest margin (1)	2.79	3.02	2.74	2.88	3.02
Core net interest margin (2)	2.69	2.75	2.67	2.78	2.79

(1)	Income from interest-bearing deposits with other banks has been separated from securities and restated for prior periods to conform to the current period presentation.
(2)	Core net interest margin excludes Paycheck Protection Program loans.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2021	2021	2021	2021	2020
Assets
Interest-bearing deposits with other banks (1)	$325,260	$284,429	$228,825	$176,728	$176,747
Securities available for sale and FHLB stock (2)	578,323	610,381	635,978	613,459	563,118
Loans:
Commercial real estate	1,189,803	1,153,813	1,122,831	1,099,937	1,059,574
Commercial and industrial	386,156	391,191	378,634	377,176	386,201
Paycheck protection program	14,824	45,835	76,701	65,149	91,109
Residential real estate	844,872	824,686	850,119	916,633	995,173
Consumer	100,723	101,545	104,851	109,802	115,876
Total loans (3)	2,536,378	2,517,070	2,533,136	2,568,697	2,647,933
Total earning assets	3,439,961	3,411,880	3,397,939	3,358,884	3,387,798
Cash and due from banks	37,818	38,750	21,414	23,221	22,473
Allowance for credit losses	(22,525)	(22,607)	(23,419)	(24,822)	(18,690)
Goodwill and other intangible assets	126,324	126,556	126,789	127,024	127,264
Other assets(4)	200,097	209,509	223,362	232,475	237,414
Total assets(4)	$3,781,675	$3,764,088	$3,746,085	$3,716,782	$3,756,259

Liabilities and shareholders' equity
Deposits:
NOW	$913,326	$860,206	$781,836	$749,100	$713,464
Savings	620,599	591,440	568,193	541,203	516,266
Money market	395,341	381,755	368,826	378,743	399,543
Time deposits	450,559	471,934	619,454	675,422	734,523
Total interest-bearing deposits	2,379,825	2,305,335	2,338,309	2,344,468	2,363,796
Borrowings	232,492	334,097	345,896	340,209	376,437
Total interest-bearing liabilities	2,612,317	2,639,432	2,684,205	2,684,677	2,740,233
Non-interest-bearing demand deposits	684,895	641,769	591,982	550,657	535,402
Other liabilities(4)	61,480	61,436	57,227	74,778	72,534
Total liabilities(4)	3,358,692	3,342,637	3,333,414	3,310,112	3,348,169
Total shareholders' equity(4)	422,983	421,451	412,671	406,670	408,090
Total liabilities and shareholders' equity(4)	$3,781,675	$3,764,088	$3,746,085	$3,716,782	$3,756,259

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.
(4)	The first and second quarters of 2021 and the fourth quarter of 2020 have been revised for derivatives that were incorrectly presented as assets instead of liabilities and related equity effects net of tax.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2021	2021	2021	2021	2020
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$2,890	$3,646	$4,367	$4,664	$4,251
Commercial installment	1,056	1,163	1,370	1,534	1,466
Residential real estate	5,192	6,311	6,788	6,753	5,729
Consumer installment	1,053	1,087	1,054	1,118	742
Total non-accruing loans	10,191	12,207	13,579	14,069	12,188
Other real estate owned	—	—	—	—	—
Total non-performing assets	$10,191	$12,207	$13,579	$14,069	$12,188

Total non-accruing loans/total loans	0.40%	0.48%	0.54%	0.55%	0.48%
Total non-performing assets/total assets	0.27	0.33	0.37	0.38	0.33

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$22,448	$22,815	$23,653	$19,082	$17,907
Impact of CECL adoption	—	—	—	5,228	—
Charged-off loans	(154)	(286)	(239)	(216)	(297)
Recoveries on charged-off loans	298	93	166	48	112
Net loans charged-off	144	(193)	(73)	(168)	(185)
Provision for credit losses	126	(174)	(765)	(489)	1,360
Balance at end of period	$22,718	$22,448	$22,815	$23,653	$19,082

Allowance for credit losses/total loans	0.90%	0.89%	0.91%	0.93%	0.74%
Allowance for credit losses/non-accruing loans	223	184	168	168	157

NET LOAN CHARGE-OFFS
Commercial real estate	$216	$(69)	$(105)	$(131)	$63
Commercial installment	53	(24)	(7)	1	(228)
Residential real estate	8	13	88	(28)	(21)
Consumer installment	(133)	(113)	(49)	(10)	1
Total, net	$144	$(193)	$(73)	$(168)	$(185)

Net charge-offs (QTD annualized)/average loans	(0.02)%	0.03%	0.01%	0.03%	0.03%
Net charge-offs (YTD annualized)/average loans	0.01	0.02	0.02	0.03	0.07

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.31%	0.09%	0.13%	0.43%	0.58%
90+ Days delinquent and still accruing	0.01	0.02	0.02	0.01	—
Total accruing delinquent loans	0.32	0.12	0.15	0.44	0.58
Non-accruing loans	0.40	0.48	0.54	0.55	0.48
Total delinquent and non-accruing loans	0.72%	0.60%	0.69%	0.99%	1.06%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2021	2021	2021	2021	2020
Net income		$9,766	$11,028	$9,025	$9,480	$8,640
Non-core items:
(Gain) on sale of securities, net		(890)	(1,930)	(50)	—	(3,959)
Loss (gain) on sale of premises and equipment, net		515	(146)	1	8	(122)
(Gain) loss on other real estate owned		—	—	—	—	(11)
Loss on debt extinguishment		1,083	1,768	—	—	—
Acquisition, conversion and other expenses		(92)	318	552	889	4,849
Income tax expense (1)		(144)	(2)	(119)	(213)	(179)
Total non-core items		472	8	384	684	578
Core earnings (2)	(A)	$10,238	$11,036	$9,409	$10,164	$9,218

Net interest income	(B)	$23,815	$25,582	$22,754	$23,422	$25,362
Non-interest income		11,158	11,350	9,505	10,248	14,723
Total Revenue		34,973	36,932	32,259	33,670	40,085
(Gain) on sale of securities, net		(890)	(1,930)	(50)	—	(3,959)
Total core revenue (2)	(C)	$34,083	$35,002	$32,209	$33,670	$36,126

Total non-interest expense		22,921	23,372	21,724	22,491	27,816
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(515)	146	(1)	(8)	122
Gain (loss) on other real estate owned		—	—	—	—	11
Loss on debt extinguishment		(1,083)	(1,768)	—	—	—
Acquisition, conversion and other expenses		92	(318)	(552)	(889)	(4,849)
Total non-core expenses		(1,506)	(1,940)	(553)	(897)	(4,716)
Core non-interest expense (2)	(D)	$21,415	$21,432	$21,171	$21,594	$23,100

Total revenue		34,973	36,932	32,259	33,670	40,085
Total non-interest expense		22,921	23,372	21,724	22,491	27,816
Pre-tax, pre-provision net revenue		$12,052	$13,560	$10,535	$11,179	$12,269

Core revenue(2)		34,083	35,002	32,209	33,670	36,126
Core non-interest expense(2)		21,415	21,432	21,171	21,594	23,100
Core pre-tax, pre-provision net revenue(2)	(U)	$12,668	$13,570	$11,038	$12,076	$13,026

(in millions)
Average earning assets	(E)	$3,440	$3,412	$3,398	$3,359	$3,388
Average paycheck protection program (PPP) loans	(R)	15	46	77	65	91
Average earning assets, excluding PPP loans	(S)	3,425	3,366	3,321	3,294	3,297
Average assets	(F)	3,764	3,764	3,746	3,717	3,756
Average shareholders' equity(8)	(G)	423	421	413	407	408
Average tangible shareholders' equity (2) (3) (8)	(H)	297	295	286	280	281
Tangible shareholders' equity, period-end (2) (3) (8)	(I)	298	292	287	278	280
Tangible assets, period-end (2) (3) (8)	(J)	3,583	3,612	3,512	3,603	3,597

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2021	2021	2021	2021	2020
Common shares outstanding, period-end	(K)	15,001	14,987	14,972	14,950	14,916
Average diluted shares outstanding	(L)	15,075	15,051	15,042	15,007	14,952

Core earnings per share, diluted (2)	(A/L)	$0.68	$0.73	$0.63	$0.68	$0.62
Tangible book value per share, period-end (2) (8)	(I/K)	19.86	19.48	19.17	18.61	18.77
Securities adjustment, net of tax (1) (4)	(M)	1,985	4,398	7,237	4,510	10,023
Tangible book value per share, excluding securities adjustment (2) (4) (8)	(I+M)/K	19.73	19.19	18.69	18.31	18.09
Tangible shareholders' equity/total tangible assets (2) (8)	(I/J)	8.32	8.08	8.17	7.72	7.78

Performance ratios (5)
GAAP return on assets		1.02%	1.16%	0.97%	1.03%	0.92%
Core return on assets (2)	(A/F)	1.07	1.16	1.01	1.11	0.98
Pre-tax, pre-provision return on assets		1.26	1.43	1.13	1.22	1.30
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.33	1.43	1.18	1.32	1.38
GAAP return on equity(8)		9.16	10.38	8.77	9.45	8.42
Core return on equity (2) (8)	(A/G)	9.60	10.39	9.14	10.14	8.99
Return on tangible equity(8)		13.30	15.08	12.91	14.01	12.52
Core return on tangible equity (1) (2) (8)	(A+Q)/H	13.93	15.09	13.45	15.01	13.33
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	60.74	59.18	63.45	61.95	61.98
Net interest margin	(B+P)/E	2.79	3.02	2.74	2.88	3.02
Core net interest margin (2) (7)	(B+P-T)/S	2.69	2.75	2.67	2.78	2.79

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$573	$576	$586	$595	$542
Franchise taxes included in non-interest expense	(O)	132	143	128	125	117
Tax equivalent adjustment for net interest margin	(P)	369	421	430	433	396
Intangible amortization	(Q)	233	233	233	241	256
Interest and fees on PPP loans	(T)	981	2,690	1,064	1,304	2,648

(1)	Assumes a marginal tax rate of 23.41% for the fourth quarter of 2021 and 23.71% for the first three quarters of 2021 and fourth quarter of 2020.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.
(8)	The first and second quarters of 2021 and the fourth quarter of 2020 have been revised for derivatives that were incorrectly presented as assets instead of liabilities and related equity effects net of tax.

J